Exhibit 32.2
CERTIFICATION
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Christopher Stewart, Chief Financial Officer of Bionano Genomics, Inc., a Delaware corporation (the “Company”), hereby certifies that, to the best of his knowledge:
1.The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, s filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), and to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 23, 2021

/s/ Christopher Stewart
Christopher Stewart
Chief Financial Officer
(Principal Financial and Accounting Officer)

This certification accompanies and is being “furnished” with this Annual Report, shall not be deemed “filed” by the Company for purposes of Section 18 of the Exchange Act, or otherwise subject to liability under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Annual Report, irrespective of any general incorporation language contained in such filing.